SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143



                         Date of Report: October 9, 2006





                              GS ENERGY CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                           33-0895699
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                               Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                10119
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(Address of principal executive offices)                            (Zip Code)


                                 (646) 572-6311
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               (Registrant's telephone number including area code)


535 West 34th Street, Suite 203, New York, NY                            10001
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                 (Former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01                  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 9, 2006, GS Energy Corporation completed its sale of 100% of the outstanding capital stock of GS Carbon Trading, Inc. to DirectView, Inc. in return for 1.8 billion shares of DirectView's common stock and 100,000 shares of DirectView's new Series 2 Preferred Stock. DirectView's Series 2 Preferred Stock gives GS Energy voting rights equal to the number of common shares into which the Series 2 stock can be converted. The Series 2 Preferred Stock includes conversion adjustment provisions that , until December 31, 2008, automatically adjust the conversion and voting rate the Series 2 stock to be and remain equal to 80% of DirectView's fully-diluted issued and outstanding capital stock when taken with GS Energy's then-current DirectView common stock holdings. After December 31, 2008 the conversion rate and voting rights are such as they were on December 31, 2008.

The foregoing description of the transaction completed by DirectView and GS Energy are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference.

                             BUSINESS OF DIRECTVIEW

DirectView today has one asset: the outstanding shares of GS Carbon Trading, Inc. ("GS Carbon"). GS Carbon is a development stage company that owns about 10% of Sterling Planet, Inc., about 10% of TerraPass, Inc., and about 30% of AirCycle Corporation.

Sterling Planet

Sterling Planet's business model is based on the trading of renewable energy and energy efficiency certificates, which represent the positive environmental impact of reduced carbon dioxide emissions.

Sterling has sold over 4 billion kilowatt hours of renewable energy since its inception, representing enough energy to power 350,000 homes for a full year and offset 2.6 million tons of carbon dioxide. Sterling Planet currently services an impressive array of clients including Alcoa, The Coca-Cola Company, DuPont, Delphi Corporation, Duke University, University of Utah, Nike, Pitney Bowes, U.S. Environmental Protection Agency, the U.S. General Services Administration, the Homeland Security Department, Western Area Power Administration, New York State Energy Research and Development Authority (NYSERDA), the U.S. Army, Staples, Whirlpool Corporation, the World Resources Institute and over 150 other companies.

TerraPass

TerraPass is a development stage company founded by professor Karl Ulrich and a group of his students at the Wharton School at the University of Pennsylvania. TerraPass allows consumers to pay to offset their car's emissions through investment in clean-energy alternatives such as wind and bioenergy power by purchasing a "TerraPass" - a decal sold through the TerraPass website that is certified to eliminate the equivalent of a single car's carbon dioxide emissions. TerraPass allows a broad audience of consumers to participate in this emerging trend, by purchasing carbon dioxide credits and renewable energy certificates ("RECs") on behalf of its customers that subsidize and increase the production of green, or environmentally friendly energy, and offset consumption of fossil fuel sources.

AirCycle

AirCycle offers recycling services and transportation throughout North America to assist facilities in the proper disposal of lamps, ballasts, batteries, and computer hardware. Air Cycle's business model is based on growth through acquisitions, increased sales, and technology development.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1 Certificate of Designation of Series 2 Preferred Stock of DirectView, Inc.

10.2 Share Purchase Agreement dated August 31, 2006 between DirectView, Inc., and GS Energy Corporation.

10.3 Subsidiary   Stock  Purchase   Agreement  dated  August  31,  2006  between
     DirectView, Inc., and DirectView Holdings, Inc.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GS ENERGY CORPORATION



By:  /s/ Kevin Kreisler
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         Kevin Kreisler
         Chief Executive Officer

Dated:  October 13, 2006